As filed with the Securities and Exchange Commission on November 20, 2013
Registration 333-192210

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	3821	94-3018487
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2711 Citrus Road
Rancho Cordova, California 95742
(916) 858-5100
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew T. Plavan
Chief Executive Officer
ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, California 95742
(916) 858-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David C. Adams, Esq. Weintraub Tobin Chediak Coleman Grodin 400 Capitol Mall, Eleventh Floor Sacramento, California 95814 (916) 558-6000	Kenneth L. Harris Chief Executive Officer TotipotentRX Corporation 548 South Spring Street, Suite 210 Los Angeles, CA 90013 (213) 221-7373	Alan B. Spatz, Esq. Troy Gould PC 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 (310) 553-4441

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee(2)(3)
Common Stock, $0.001 par value per share	12,490,841	N/A	$10,742,123	$1,384

(1)
Relates to common stock, $0.001 par value per share, of ThermoGenesis Corp., or ThermoGenesis, issuable to holders of common stock, no par value per share, of TotipotentRX Corporation, or TotipotentRX, in the proposed merger of TotipotentRX with and into ThermoGenesis.  The amount of ThermoGenesis common stock to be registered is based on the maximum number of shares of ThermoGenesis common stock that are expected to be issued pursuant to the merger. The actual number of shares issued pursuant to the merger transaction may be less than the number of shares being registered.

(2)
Pursuant to Rule 457 under the Securities Act of 1933, as amended and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated as the product of $0.86 (the average high and low price of ThermoGenesis common stock on November 5, 2013) and 12,490,841 (the maximum possible number of shares of ThermoGenesis common stock which may be exchanged in the merger) times $128.80 per million.

(3)	The total registration fee of $1,384 was previously paid for the registration of $10,742,123 proposed maximum aggregate offering price in the filing of the Registration Statement on November 8, 2013.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On November 8, 2013, ThermoGenesis filed its Registration Statement on Form S-4 (the “Original Filing”) with the Securities and Exchange Commission (the “SEC”). This Pre-Effective Amendment No. 1 to Form S-4 on Form S-4/A is being filed solely for the purpose of submitting the XBRL information.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Document Description	Incorporation by Reference

2.1	Plan of Merger Agreement and Reorganization Agreement between ThermoGenesis Corp. and TotipotentRX, dated July 15, 2013.	Incorporated by reference to Form 8-K dated July 16, 2013.
3.2	Revised Bylaws of ThermoGenesis Corp.	Incorporated by reference to ThermoGenesis’ Annual Report on Form 10-KSB for the year ended June 30, 1994.
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ThermoGenesis Corp.	Incorporated by reference to ThermoGenesis’ Current Report on Form 8-K filed with the SEC on August 26, 2010.
4.1	Form of Stock Grant Agreement; Common Stock Agreement.	Incorporated by reference to ThermoGenesis’ Current Report on Form 8-K filed with the SEC on November 5, 2010.
5.1	Opinion re legality	#
8.1	Opinion Re Tax Matters	#
10.1	License Agreement with Pall/Medsep Corporation.	Incorporated by reference to Form 8-K dated April 14, 1997.
10.2.1	License and Escrow Agreement between ThermoGenesis Corp. and CBR Systems, Inc., effective June 15, 2010.	Incorporated by reference to ThermoGenesis’ Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.
10.2.2	First Amendment to Technology License and Escrow Agreement between ThermoGenesis Corp. and CBR Systems, Inc., effective February 6, 2013.	Incorporate by reference to Form 8-K dated February 12, 2013.
10.2.3	Extension Addendum to Escrow Agreement, effective July 26, 2013.	Incorporated by reference to Form 8-K dated August 1, 2013.
10.3	Amended 2002 Independent Directors Equity Incentive Plan.	Incorporated by reference to Form 8-K dated December 15, 2004.
10.4	Amendment to Amended and Restated International Distribution Agreement with GEHC.	Incorporated by reference to Form 8-K dated February 4, 2010.
10.5+	License and Distribution Agreement between ThermoGenesis Corp. and BioParadox effective October 13, 2010.	Incorporated by reference to ThermoGenesis’ Current Report on Form 8-K filed with the SEC on October 19, 2010.
10.6	2006 Equity Incentive Plan.	Incorporated by reference to Exhibit A to ThermoGenesis’ definitive proxy statement for the Annual Meeting of Stockholders held on December 11, 2006, filed with the SEC on October 26, 2006.
10.7	Distribution and License Agreement between ThermoGenesis Corp. and Asahi Kasei Medical Co. Ltd., dated March 28, 2005.	Incorporated by reference to ThermoGenesis’ Current Report on Form 8-K filed with the SEC on March 31, 2005.
10.7.1+	Option Agreement between ThermoGenesis Corp and Asahi Kasei Kuraray Medical Co., Ltd.	Incorporated by reference to Form 8-K dated June 16, 2010.
10.8	Amended 1998 Employee Equity Incentive Plan.	Incorporated by reference to Exhibit A to ThermoGenesis’ definitive proxy statement for the Special Meeting of Stockholders held on February 2, 1998, filed with the SEC on December 8, 1997.
10.9	Exclusive Distributor Agreement and License with Arthrex, Inc.	Incorporated by reference to Form 8-K dated January 13, 2012 and amended March 28, 2012.

Exhibit No.	Document Description	Incorporation by Reference
10.10+	Product Purchase and International Distribution Agreement between ThermoGenesis Corp. and Golden Meditech Holdings, Limited.	Incorporated by reference to Form 8-K dated August 24, 2012 and amended October 24, 2012.
10.11	2012 Independent Director Plan.	Incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement filed October 23, 2012.
10.12	Form of Lock-up Agreement between ThermoGenesis Corp. and TotipotentRX, dated July 15, 2013.	Incorporated by reference to Form 8-K dated July 16, 2013.
10.13	Employment Agreement between ThermoGenesis Corp. and Mitchel Sivilotti dated July 15, 2013.	Incorporated by reference to Form 8-K dated July 16, 2013.
10.14	Employment Agreement between ThermoGenesis Corp. and Kenneth Harris dated July 15, 2013.	Incorporated by reference to Form 8-K dated July 16, 2013.
10.15	Form of Non-Competition Agreement between ThermoGenesis Corp. and TotipotentRX, dated July 15, 2013.	Incorporated by reference to Form 8-K dated July 16, 2013.
10.16	Employment Agreement for Matthew T. Plavan	Incorporated by reference to Form 8-K dated October 30, 2013.
10.17	Employment Agreement for Dan T. Bessey	Incorporated by reference to Form 8-K dated October 30, 2013.
21.1	Subsidiaries of Registrant – Argorx Corp.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for ThermoGenesis Corp.	#
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for MK Alliance, Inc.	#
23.3	Consent of Weintraub Tobin Chediak Coleman Grodin	#
23.4	Consent of Roth Capital Partners, Inc.	#
24.1	Power of Attorney	Part of Signature Page.
99.1	Form of Proxy Card for Special Meeting of Stockholders of ThermoGenesis Corp.	#
101.INS	XBRL Instance Document‡
101.SCH	XBRL Taxonomy Extension Schema Document‡
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document‡
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document‡
101.LAB	XBRL Taxonomy Extension Label Linkbase Document‡
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document‡

Footnotes to Exhibit Index
+  The SEC has granted confidential treatment with respect to certain portions of this exhibit.  Omitted portions have been filed separately with the SEC.
#  Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-192210), filed with the SEC on November 8, 2013.
‡  XBRL information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934, and is not subject to liability under those sections, is not part of any registration statement or prospectus to which it relates and is not incorporated or deemed to be incorporated by reference into any registration statement, prospectus or other document.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on November 20, 2013.

THERMOGENESIS, INC.

By:	/s/ Matthew T. Plavan
Name: Matthew T. Plavan
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew T. Plavan and Dan T. Bessey his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW T. PLAVAN		November 20, 2013
Matthew T. Plavan	Chief Executive Officer and Director (Principal Executive Officer)

/s/ DAN T. BESSEY		November 20, 2013
Dan T. Bessey	Chief Financial Officer (Principal Financial officer and Principal Accounting Officer)

/s/ CRAIG W. MOORE by Dan Bessey POA		November 20, 2013
Craig W. Moore	Director

/s/ PATRICK J. MCENANY by Dan Bessey POA		November 20, 2013
Patrick J. McEnany	Director

/s/ ROBIN C. STRACEY by Dan Bessey POA		November 20, 2013
Robin C. Stracey	Director